Viad Corp Declares Special Cash Dividend Of $2.50 Per Share Payable On November 14, 2013

Expects to Declare Additional Special Cash Dividend of $1.50 per Share Payable in January 2014

PHOENIX, Oct. 25, 2013 /PRNewswire/ -- Viad Corp (NYSE: VVI) today announced that its Board of Directors declared a special cash dividend of $2.50 per share, or approximately $50.8 million in the aggregate. Shareholders of record at the close of business on November 7, 2013 will receive the special cash dividend payable on November 14, 2013. The company expects to continue payment of Viad's regular dividends, which remain subject to quarterly Board approval.

"We are dedicated to delivering value to our shareholders," said Paul B. Dykstra, chairman, president and chief executive officer of Viad. "This special dividend follows last year's 150% increase in our regular quarterly dividend and is consistent with our commitment to prudently manage capital. In addition, we continue to successfully execute our strategies for both our Travel & Recreation and Marketing & Events Groups, while we pursue additional opportunities to enhance value."

As previously announced, the Viad Board has authorized management to explore and evaluate opportunities to enhance shareholder value, including a potential separation of its Travel & Recreation and Marketing & Events businesses. Together with its financial advisor, J.P. Morgan Securities LLC, Viad has spent considerable time and effort over the past nine months carefully evaluating options available to the company to enhance shareholder value, and this process continues. The company noted that there can be no assurance that this evaluation process will result in any transaction.

The company also noted that its Board expects to declare an additional special cash dividend of $1.50 per share, or approximately $30.5 million in the aggregate, which would be payable in January 2014. If declared, this dividend would be funded primarily from the approximately $30 million the company is entitled to receive in January following the expiration of its contract to operate concessions in Glacier National Park. The expiration of this contract was previously announced in August 2013.

About Viad
Viad is an S&P SmallCap 600 company. Viad operates through its Marketing & Events Group, composed of Global Experience Specialists, Inc. and affiliates, and its Travel & Recreation Group, composed of Brewster Travel Canada, Glacier Park, Inc. and Alaska Denali Travel. For more information, visit the company's Web site at www.viad.com.

Forward-Looking Statements
As provided by the safe harbor provision under the Private Securities Litigation Reform Act of 1995, Viad cautions readers that, in addition to historical information contained herein, this press release includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, expectations, or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new or renewal business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, legal expenses, tax rates and other tax matters, foreign exchange rates, and the realization of restructuring cost savings. Actual results could differ materially from those discussed in the forward-looking statements. Viad's businesses can be affected by a host of risks and uncertainties. Among other things, natural disasters, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for exhibition and event services, existing and new competition, industry alliances, consolidation and growth patterns within the industries in which Viad competes, acquisitions, adverse developments in liabilities associated with discontinued operations and any deterioration in the economy, may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including terrorist activities or war, a pandemic health crisis and international conditions, as well as the timing of receipt of possessory interest and personal property payments in connection with the Glacier National Park concession contract, could affect the forward-looking statements in this press release. Additional information concerning business and other risk factors that could cause actual results to materially differ from those in the forward-looking statements can be found in Viad's annual and quarterly reports filed with the Securities and Exchange Commission.

Information about Viad Corp obtained from sources other than the company may be out-of-date or incorrect. Please rely only on company press releases, SEC filings and other information provided by the company, keeping in mind that forward-looking statements speak only as of the date made. Viad undertakes no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect events or circumstances arising after the date as of which the forward-looking statements were made.

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Contacts:
Joe Diaz	Carrie Long
Lytham Partners	Viad Corp
(602) 889-9660	(602) 207-2681
diaz@lythampartners.com	IR@viad.com